Item 77D

Policies with respect to security investments

1.  At a meeting of the Board of Trustees of BNY Mellon Funds Trust (the "Trust") held on July 16, 2012, the Board approved changes to the investment policies of BNY Mellon Small/Mid Cap Fund, effective August 20, 2012 (the "Effective Date").  The changes are more particularly described in a Supplement dated July 16, 2012 to the Trust's Prospectus dated December 30, 2011 (the "Prospectus") and filed on that date with the Securities and Exchange Commission (the "SEC"), which is incorporated herein by reference.

2.  At a meeting of the Board of Trustees of the Trust held on June 5, 2012, the Board approved changes to the investment policies of BNY Mellon Mid Cap Stock Fund (the "Mid Cap Fund"), effective on the Effective Date.  The changes are more particularly described in a Supplement dated June 7, 2012 to the Prospectus and filed on June 6, 2012 with the SEC and in a Supplement to the Prospectus dated September 7, 2012 and filed on that date with the SEC.  The Supplement dated September 7, 2012, which is incorporated herein by reference, superseded and replaced the Supplement dated June 6, 2012.  As of the Effective Date, the Mid Cap Fund was renamed "BNY Mellon Mid Cap Multi-Strategy Fund".

3.  At a meeting of the Board of Trustees of the Trust held on June 5, 2012, the Board approved changes to the investment policies of BNY Mellon Small Cap Stock Fund (the "Small Cap Fund"), effective on the Effective Date.  The changes are more particularly described in a Supplement dated June 7, 2012 to the Prospectus and filed on June 6, 2012 with the SEC, which is incorporated herein by reference.  As of the Effective Date, the Small Cap Fund was renamed "BNY Mellon Small Cap Multi-Strategy Fund".

4.  At a meeting of the Board of Trustees of the Trust held on June 5, 2012, the Board approved changes to the definition of "corporate bonds" with respect to BNY Mellon Corporate Bond Fund (the "Corporate Bond Fund") and to the ratings criteria pertaining to the Corporate Bond Fund's investments in commercial paper.  Each such change was effective on August 27, 2012.  The change pertaining to the definition of "corporate bonds" is more particularly described in a Supplement dated June 7, 2012 to the Prospectus and the change pertaining to the ratings criteria for commercial paper is more particularly described in a Supplement dated June 7, 2012 to the Trust's Statement of Additional Information dated December 30, 2011.  Each Supplement was filed on June 7, 2012 with the SEC and is incorporated herein by reference.

5.  At a meeting of the Board of Trustees of the Trust held on March 14, 2012, the Board approved changes to the investment policies of BNY Mellon Large Cap Market Opportunities Fund and BNY Mellon Tax-Sensitive Large Cap Multi-Strategy Fund, effective March 19, 2012.  The changes are more particularly described in a Supplement dated March 15, 2012 to the Prospectus and filed on that date with the SEC, which is incorporated herein by reference.

6.  At a meeting of the Board of Trustees of the Trust held on March 14, 2012, the Board approved changes to the investment policies of BNY Mellon Asset Allocation Fund, effective March 19, 2012.  The changes are more particularly described in a Supplement dated March 15, 2012 to the Prospectus and filed on that date with the SEC, which is incorporated herein by reference.